Exhibit 10.33

EXECUTION VERSION

IRREVOCABLE PROXY AND POWER OF ATTORNEY

This IRREVOCABLE PROXY AND POWER OF ATTORNEY (this “Proxy Agreement”) is entered into as of March 8, 2021, by and among SoftBank Group Capital Limited, a private limited company incorporated in England and Wales (“SBGC”), and New Beginnings Acquisition Corp., a Delaware corporation (the “Parent”). Each of SBGC and Parent may hereinafter be referred to as a “Party” and collectively as the “Parties”. Reference is made to the Business Combination Agreement (the “BCA”), dated as of March 8, 2021, by and among Airspan Networks Inc. (the “Company”), Parent and Artemis Merger Sub Corp., a Delaware corporation, as well as the Stockholders Agreement, by and among Parent and the stockholders party thereto, including SBGC, to be executed simultaneous with the consummation of the transactions contemplated by the BCA (the “Stockholders Agreement”). SBGC and its respective affiliates are collectively referred to herein collectively as “SoftBank”.

WHEREAS, SBGC is currently the holder of certain shares of equity securities of the Company, and pursuant to, and at the closing of, the transactions contemplated by the BCA, such shares of equity securities will be converted into the right to receive shares of Common Stock, $0.0001 par value per share, of Parent (the “Shares”);

WHEREAS, SBGC desires to grant to the Proxyholder a proxy and undertaking in respect of the voting rights attached to certain of the Shares; and

WHEREAS, the Board of Directors of Parent (or a duly authorized committee thereof) has approved this Proxy Agreement, the designation of the Secretary of Parent as the Proxyholder and the transactions contemplated hereby.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to and authorize the following.

1. Grant of Proxy and Power of Attorney.

(a) SBGC hereby irrevocably appoints, authorizes and empowers the Secretary of Parent (the “Proxyholder”), with full power of substitution and resubstitution (subject to SBGC’s approval in each case), as SBGC’s exclusive attorney-in-fact and proxy, on behalf of SBGC and in its stead, to vote and otherwise exercise all voting and voting-related rights (to the fullest extent that SBGC otherwise would be entitled or eligible) with respect to the Subject Shares (as defined below) in any vote, consent, election, waiver or other action of Parent’s stockholders, whether under applicable law, Parent’s Amended and Restated Certificate of Incorporation, as may be amended and/or restated from time to time (the “Charter”), Parent’s bylaws, the Stockholders Agreement or any other agreements among Parent and its stockholders or otherwise (each, a “Stockholder Vote”) (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), in the same manner as if SBGC was personally acting on any such matter. For the avoidance of doubt, SBGC shall retain all economic and other non-voting-related rights in the Subject Shares. For purposes of this Proxy Agreement, and with respect to each Stockholder Vote, (x) the “SB Retained Shares” shall mean, at the applicable record date for the relevant Stockholder Vote, such Shares that represent up to and including 9.90% of the voting power of the issued and outstanding shares of Parent entitled to vote in such Stockholder Vote, and (y) the “Subject Shares” shall mean any and all Shares other than the SB Retained Shares.

(b) Within three (3) business days of SoftBank’s receipt of any written request from Parent for a Stockholder Vote, Parent shall, with respect to each such Stockholder Vote: (i) notify SoftBank in writing of (x) the total number of shares that are issued and outstanding as of the applicable record date in the applicable class and/or series of Parent stock for which such Stockholder Vote is sought or solicited and (y) the number of shares of such class and/or series of Parent stock that constitute the SB Retained Shares for purposes of such Stockholder Vote; and (ii) notify the Proxyholder in writing of the number of shares of the applicable class and/or series of Parent stock that constitute the Subject Shares for purposes of such Stockholder Vote. For the avoidance of doubt, Parent shall separately deliver to each of SoftBank and the Proxyholder all notices and other related materials distributed to the stockholders pursuant to Parent’s bylaws.

(c) This Proxy Agreement shall not affect the rights and powers of SoftBank with respect to the SB Retained Shares or any other shares of Parent stock held by SoftBank, other than the Subject Shares, including the rights and powers of SoftBank to vote or otherwise exercise its voting and other rights in any manner with respect thereto.

(d) At any meeting of Parent’s stockholders where any Stockholder Vote shall be taken, the Proxyholder shall instruct Parent such that, and Parent agrees to register or cause to be registered the applicable vote, consent, election, waiver, other action and/or abstention of the Subject Shares by the Proxyholder such that, the Subject Shares shall be voted, consented, elected, waived, otherwise acted and/or abstained in the same manner and proportion as all other shares of Parent stock entitled or eligible to participate in the applicable Stockholder Vote are voted, consented, elected, waived, otherwise acted and/or abstained, excluding any shares of Parent stock held by SoftBank. In the event that any Stockholder Vote is taken pursuant to an action by written consent of Parent’s stockholders, the Proxyholder shall vote, consent, elect, waive, otherwise act and/or abstain the Subject Shares in the same manner and proportion as all other shares of Parent stock entitled or eligible to participate in the applicable Stockholder Vote are voted, consented, elected, waived, otherwise acted and/or abstained, excluding any shares of Parent stock held by SoftBank. The manner of soliciting any Stockholder Vote shall be in accordance with the laws of the State of Delaware, the Charter, Parent’s bylaws and the Stockholders Agreement.

(e) SBGC (i) hereby represents that there are no proxies in effect with respect to the Subject Shares other than the proxy granted by this Proxy Agreement and (ii) agrees not to grant any other proxies with respect to any of the Subject Shares.

(f) Promptly following the consummation of the transactions contemplated by the BCA, Parent shall secure its Secretary’s execution of a joinder to this Proxy Agreement in such Secretary’s capacity as the Proxyholder.

(g) If any then-current Proxyholder ceases to serve as an officer of Parent, notwithstanding any provision of this Proxy Agreement to the contrary, (i) such person shall cease to serve as SBGC’s attorney-in-fact and proxy hereunder, (ii) Parent’s then-current Secretary, or if such position is vacant, Parent’s President, or if such position is vacant, Parent’s Treasurer/Assistant Treasurer (each such individual, a “Subsequent Officer”) shall be, and hereby is, automatically and without further action by SBGC, appointed as the Proxyholder (for the avoidance of doubt, for all purposes under this Proxy Agreement), and (iii) Parent shall secure such Subsequent Officer’s execution of a joinder to this Proxy Agreement in such Subsequent Officer’s capacity as the Proxyholder (for the avoidance of doubt, such execution shall not be a condition to the effectiveness of the Subsequent Officer’s appointment as the Proxyholder).

2. Miscellaneous.

(a) This Proxy Agreement is coupled with an interest and is irrevocable (including in light of the fact that the Proxyholder, and each Subsequent Officer who may become the Proxyholder, is an equity holder and/or an officer of Parent).

(b) The Proxyholder shall have discretion in exercising its rights and performing its obligations under this Proxy Agreement.  The Proxyholder, Parent and its directors, officers, agents, employees, affiliates and other representatives (each such party other than the Proxyholder, a “Parent Party”), shall not have or incur any liability whatsoever by reason of any act or omission of such Proxyholder in accordance with this Proxy Agreement, whether based upon mistake of fact or law or error of judgment, except in the case of Proxyholder’s fraud, willful misconduct or gross negligence; it being understood that this sentence shall not limit the liability of any Parent Party for its own acts or omissions. Notwithstanding the foregoing, this Section 2(b) shall not affect SBGC’s right to specific performance, injunctive relief or any other equitable remedies available to enforce, or prevent any violations of, the provisions of this Proxy Agreement.

(c) SBGC agrees to indemnify and hold harmless the Proxyholder against all losses that the Proxyholder suffers or may suffer in connection with the exercise of Proxyholder’s obligations hereunder. Notwithstanding the foregoing, any losses suffered by the Proxyholder as a result of Proxyholder’s fraud, willful misconduct or gross negligence shall not be indemnified by SBGC.

(d) No provision of this Proxy Agreement may be amended, modified or waived, and this Proxy Agreement may not be terminated or cancelled (other than as expressly set forth herein), without the prior written consent of SBGC and Parent, nor shall any unilateral waiver be permitted.

(e) All notices, requests and other communications made pursuant to this Proxy Agreement shall be in writing and shall be conclusively deemed to have been duly given when sent by confirmed electronic mail to the electronic mail address of the applicable Party or Parties as set forth on the signature pages hereto, if sent between 8:00 a.m. and 5:00 p.m. in the recipient’s local time on a business day, or on the next business day if sent other than between 8:00 a.m. and 5:00 p.m. in the recipient’s local time on a business day. A Party may change or supplement the address given on its signature page hereto, or designate additional addresses, for purposes of this Section 2(e) by giving the other Parties written notice of the new address in the manner set forth above.

(f) This Proxy Agreement, all acts and transactions pursuant hereto and the rights and obligations of the Parties shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Any legal suit, action or proceeding relating to, arising out of or arising under this Proxy Agreement shall be brought in the District Court of Delaware or the Delaware Court of Chancery (or if such court does not have jurisdiction, the Superior Court of Delaware), and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

(g) The headings in this Proxy Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) This Proxy Agreement may be executed in any number of textually identical counterparts (including by means of email or other electronic transmission), any one of which need not contain the signatures of more than one Party, but all of such counterparts together shall constitute one agreement.

(i) The Proxyholder may not assign any of its rights or obligations hereunder without the prior written consent to such assignment by SBGC and Parent. Any attempted or purported assignment in violation of the foregoing sentence shall be null and void ab initio and of no force and effect. SBGC may assign its rights and obligations hereunder to any of its affiliates, to which it transfers any Shares (except that the parties agree that notwithstanding any provision of this Proxy Agreement to the contrary, following any such transfer, the power to amend, modify, terminate or cancel this Proxy Agreement (to the extent permitted by this Proxy Agreement) shall remain with SBGC), and any such affiliate to which Shares are transferred shall execute a joinder to this Proxy Agreement prior to such transfer (but only with respect to the Shares to be held by such person), with such transfer subject to the execution and delivery of such joinder. This Proxy Agreement and each provision hereof will inure to the benefit of and be enforceable by SBGC, Parent and their successors and permitted assigns, subject to the immediately preceding sentence.

(j) If it is determined by a court of competent jurisdiction that any provision of this Proxy Agreement is invalid under applicable law, then (i) such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of this Proxy Agreement and (ii) to the fullest extent possible, such provision shall be adjusted to conform to applicable law so as to be valid and enforceable.

(k) Each of the Parties acknowledges that (i) the rights of the Parties under this Proxy Agreement are unique; (ii) it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Proxy Agreement; and (iii) in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at law. Any such Party shall, therefore, in addition to any other remedies that may be available to a Party upon any such violation, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action shall be brought in equity to enforce any of the provisions of this Proxy Agreement, then none of the Parties shall raise the defense that there is an adequate remedy at law. Each Party waives any requirement for the security or posting of any bond in connection with such enforcement.

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IN WITNESS WHEREOF, the undersigned have executed this Proxy Agreement as of the date first written above.

SOFTBANK GROUP CAPITAL LIMITED

By:	/s/ Alex Clavel
Name:	Alex Clavel
Title:	Director (Alternate to Marcelo Claure)

[Proxy Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Proxy Agreement as of the date first written above.

NEW BEGINNINGS ACQUISITION CORP.

By:	/s/ Michael S. Liebowitz
Name:	Michael S. Liebowitz
Title:	Chief Executive Officer

[Proxy Agreement]